UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 7, 2020
Elvictor Group, Inc.
(Exact name of registrant as specified in its charter)
Nevada	333-225239	82-3296328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
30 Wall Street (8th Floor), New York, NY 10005
(Address of principal executive offices)
Registrant’s telephone number, including area code		646-491-6601
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

On July 7, 2020 Elvictor Group, Inc., (the “Company”) entered into a Settlement Agreement and Release with the holders of the Series A Preferred Stock, Konstantinos Galanakis and Stavros Galanakis, having 46,702,857 and 33, 297,143 shares each, respectively (the “Preferred Holders”), whereby the Preferred Holders agreed to cancel all shares of Series A Preferred in exchange for 95% of the common stock held as an aggregate of the holdings of the founding shareholders plus the shares to be issued to the Preferred Holders the earliest of a) the Company showing pro forma 12 month revenues in excess of $3,000,000; b) the successful raising of funds through equity or debt in excess of $10,000,000; or 9 months from the date execution (the “Settlement Agreement”). The Settlement is further conditioned upon the execution of a non-compete agreement between the Company and the Preferred Holders preventing them from competing in crew and ship management.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 7, 2020, the Board of Directors received the formal resignation of Mr. Panagiotis Lazaretos from all appointments to the Board of Directors and as an officer of the Company and the resignation of Mr. Christodoulos Tzoutzakis from his position on the Board of Directors. There are no disputes or disagreements between the Company and either Mr. Lazaretos and Mr. Tzoutzakis and both have reviewed and approved on the content of this current report.

On July 8, 2020, the Board determined it in the best interest of the Company and shareholders to increase the number of members of the Board of Directors to seven (7) pursuant to the Bylaws of the Company and to fill all four (4) remaining vacancies, by bringing in management with specific knowledge in line with current business of the Company. The Board of Directors for the Company appointed the following individuals to the Board of Directors of the Company: Lampros Theodorou, Lampros Chachalis, Georgios Xiradakis, and Theodoros Nikolopoulos.

Biographical Information

Lampros Theodorou has 38 years of experience in the banking sector He has held executive positions in various banks in Athens, Greece. From 1994 to 2013, Mr. Theodorou served as the Deputy General Manager and head of the Shipping Unit of EFG Eurobank S.A. Prior to this, Mr. Theodorou held the position of Vice-President and Piraeus Shipping Manager of the Shipping Department of The Chase Manhattan Bank N.A., while before, held various managerial positions in the corporate departments of the bank, in Frankfurt, London and Athens. From 2014, he is involved with Garnet & Associates Inc., whose purpose is consulting shipping companies on an array of matters. From 2015 to 2016 he served in the Board of Directors of Paragon Shipping Inc. (NASDAQ) as a non-executive director as well as a member in the Audit committee. From 2016 to 2019 he served as a non-executive Director in the Board of Directors of Navios Maritime Partners LLP (NASDAQ) and as a member of the Audit, Conflicts and Compensation committees. In 1971, Mr. Theodorou graduated from the University of Piraeus in Greece with a Bachelor in Business Administration, while in 1973 he was granted with a diploma in Management from the Graduate School of Commerce and Business Studies of Athens in Greece. In 1975, Mr. Theodorou was awarded a Master of Science in Business Operations from the University of Arkansas in the United States of America.

Lampros Chachalis has 54 years of experience in the shipping sector. The period from 1966 to 1980 was that of his professional career at sea, starting as an apprentice engineer and rising all the way to chief engineer with the same shipping company, Orion & Global of the Goulandris Brothers, on board a number of their oil tankers. From 1980 to 1983, he served as superintended engineer with Troodos Shipping, in charge of VLCCs. From 1983 to 2016, he served in Bureau Veritas, Piraeus Branch, in a number of roles, getting gradually promoted through various managerial positions, examples being Marine Quality Manager, Piraeus Marine Manager for Greece, Malta, Cyprus & the Black Sea Region, Regional Marine Manager Delegate and Marine Department Manager for the aforementioned regions. He topped his career by becoming Regional Chief Executive for the Hellenic, Maltese, Cypriot and Black Sea Regions as well as the position of Vice President within the Marine and Offshore Division of Bureau Veritas. In December 2016, Mr. Chachalis moved to pension. In June 2017, he was elected Governor of the International Propeller Club of the United States in the port of Piraeus, and upon his selection, he was entrusted with the position of Chair of the Club’s Maritime Committee. He is a fellow of SNAME, the Society of Naval Architects and Marine Engineers. In addition to those, Mr Chachalis has received a number of awards by various Shipping and Other entities, like the Lloyds List Greek Shipping Award and the French Government Silver and Gold Medals. In 1966, he graduated from the Archimedes Marine Academy for Merchant Marine Engineers.

Georgios Xiradakis has more than 35 years of experience in the marine and maritime fields with specialisation in shipping finance and marine policy. The period from 1984 to 1989 was that of his professional career at sea, serving as a deck office onboard various types of dry cargo vessels. From 1991 to 1994 he served as Credit Officer for Banque Franco-Hellenique de Commerce Internationale et Maritime. When the aforementioned bank was acquired by Credit Lyonnais in 1994, he became an Account Manager, a position he held for a year before moving to the HQ in Paris, where he rose to Vice President of the bank’s Shipping Group, assuming responsibilities as the Head of European Shipping Finance until 1997. In 1997, he returned back to Greece as Deputy General Manager of Credit Lyonnais Greece and Head of Shipping for Greece, the Middle East and India. In 1999 he founded his own company, XRTC Business Consultants Ltd., which he runs to this day as Managing Director. His company has offered its services and represented a variety of International Banking and Shipping Institutions and Organizations, examples include Credit Lyonnais and Natixis. Immediately after the credit crisis of 2008, Mr. Xiradakis started involving himself and his company with the Chinese Ship Finance Market. His pioneering relationship with the China Development Bank led to the first international Chinese shipping loans to the Greek Market resulting in XRTC winning the Greek Shipping Financier of the Year by Lloyd’s List Greek Shipping Awards 2010. He serves as a Vice Presidency of the Greece-China Chamber and the Greece - China Friendship Association. Mr. Xiradakis is also the General Secretary of the Association of Banking and Financial Executives of Hellenic Shipping, the 3rd Vice President of the International Propeller Club of USA and Honorary President Emeritus of the International Propeller Club of Piraeus. He is also a member of the Marine Club of Piraeus and the Mediterranean Committee of the China Classification Society. He was a member of the Board of Directors of DryShips Inc. (NASDAQ: DRYS) from 2008 to 2015, Aries Maritime SA (NASDAQ: Aries) from 2008 to 2009 and Paragon Shipping Inc (NASDAQ: PRGN) from 2009 till 2020. In 1984, he graduated from the Nautical Marine Academy of Aspropyrgos, Athens, and received a Postgraduate Diploma in Commercial Operations of Shipping in 1990 from the City of London Polytechnic (currently London Metropolitan University) and an MSci in Maritime Studies in 1991 from the College of Cardiff, University of Wales.

Theodoros Nikolopoulos has 20 years of experience in the finance sector, with 14 of those in managerial positions. From 2006 to 2011, he served as the Head of Finance, Operations and Treasury of AKTOR SA, a role which involved a number of important responsibilities including strategic direction setting for the Middle East and overseeing its financial and risk related activities, ensuring favorable business conditions. From 2011 to 2012, he worked in Frigoglass S.A.I.C. as a Group Commercial Manager, where he was effective in sourcing prospective clients establishing new banking facilities and refinancing existing loans, among others. From 2012 to 2017, Mr Nikolopoulos served as the Chief Financial Officer (CFO) for Vermantia, where increasing the gross profit, reducing the debt, developing and implementing an effective risk management policy, are a few examples of his achievements. In 2017, he joined SRH Marine SAIT as the Group’s CFO, rising in 2020 to the position of Managing Director (MD) of the Group. In 2005, Mr. Nikolopoulos was awarded a BA in Economics from the University of the West of England, Bristol, receiving the Keith Bones memorial prize and in 2006 an MSc in Finance from Imperial College Business School, London, receiving the ABN-AMRO Entrepreneurship Prize 2006.

Litigation

During the past ten years, none of the appointees have been the subject of the following events:

1.           A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.           Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

           i)           Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

           ii)           Engaging in any type of business practice; or

           iii)           Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.           The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.           Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.           Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.           Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

           i)           Any Federal or State securities or commodities law or regulation; or

           ii)           Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

           iii)           Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.           Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

There are currently no material plans, contracts or other arrangements with the new appointees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elvictor Group, Inc.
(Registrant)
Date:	July 13, 2020
		By:	/s/ Konstantinos Galanakis
		Name:	Konstantinos Galanakis
		Title:	Chief Executive Officer